SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2003

PENNROCK FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15040	23-2400021
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1060 Main Street, Blue Ball, PA	17560
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (717) 354-4541

N/A

(Former name or former address, if changes since last report)

Item 4.  Change in Registrant’s Certifying Accountant.

On September 23, 2003, the Board of Directors of PennRock Financial Services Corp. (“PennRock”) elected not to renew the appointment of Simon Lever & Company (“Simon Lever”) as PennRock’s independent public accountants for fiscal year 2004 and engaged Crowe, Chizek and Company LLP (“Crowe Chizek”) to serve as PennRock’s independent public accountants for fiscal year 2004.  Simon Lever will continue to serve as PennRock’s independent public accountants for fiscal year 2003.  This determination followed PennRock’s decision to seek proposals from several independent public accountants to audit its consolidated financial statements and was approved by PennRock’s Board of Directors upon the recommendation of its Audit Committee.

The audit reports issued by Simon Lever on the consolidated financial statements of PennRock as of and for the fiscal years ended December 31, 2002 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2002 and December 31, 2001, and during the subsequent interim period through September 23, 2003, there were no disagreements between PennRock and Simon Lever on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Simon Lever’s satisfaction, would have caused Simon Lever to make reference to the subject matter of the disagreement in connection with its reports on PennRocks’s consolidated financial statements as of and for such periods.

No reportable event described in Item 304(a)(1)(v) of Regulation S-K occurred during PennRock’s two most recent fiscal years ended December 31, 2002, or during the subsequent interim period through September 23, 2003.

During the fiscal years ended December 31, 2002 and December 31, 2001, and during the subsequent interim period through September 23, 2003, neither PennRock nor any person acting on its behalf consulted with Crowe Chizek regarding either:  (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on PennRock’s financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K) with Simon Lever or that constituted a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K).

PennRock provided Simon Lever with a copy of the foregoing disclosures and a letter from Simon Lever, dated September 29, 2003, confirming its agreement with these disclosures is attached to this Report as Exhibit 16.1.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

16.1	Letter from Simon Lever & Company dated September 29, 2003 Re: Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNROCK FINANCIAL SERVICES CORP.

By: /s/ Melvin Pankuch
Melvin Pankuch,
Executive Vice President and
Chief Executive Officer

Dated:  September 30, 2003